EXHIBIT 99.1
Keurig Dr Pepper Reports Q4 and Full Year 2025 Results and Provides 2026 Outlook
Delivers 2025 Results Consistent with Guidance
Performance Led by Strong Momentum in U.S. Refreshment Beverages
Targets Double-Digit Adjusted EPS Growth in 2026, Including Anticipated JDE Peet’s Contribution
Role of Board Chair to Transition from Bob Gamgort to Pamela Patsley
BURLINGTON, MA and FRISCO, TX (February 24, 2026) – Keurig Dr Pepper Inc. (NASDAQ: KDP) today reported results for the fourth quarter and full year ended December 31, 2025 and also provided guidance for 2026.

	Reported GAAP Basis		Adjusted Basis[1]
	Q4	FY 2025	Q4	FY 2025
Net Sales	$4.50 bn	$16.60 bn	$4.50 bn	$16.60 bn
% vs prior year	10.5%	8.2%	9.9%	8.6%
Diluted EPS	$0.26	$1.53	$0.60	$2.05
% vs prior year	336.4%	45.7%	1.7%	7.3%
Full year 2025 highlights:
•Constant currency net sales growth of more than 8%, driven by U.S. Refreshment Beverages and International segments
•Adjusted diluted EPS growth of more than 7%
•Operating cash flow of nearly $2 billion and free cash flow totaling more than $1.5 billion
Commenting on the Company’s results, CEO Tim Cofer stated, "2025 was another strong year for KDP. We delivered on our guidance, navigated the dynamic operating environment with agility, and executed well in the marketplace with winning innovation and robust commercial activation of our brands. In 2026, we intend to build upon our momentum with the acquisition and integration of JDE Peet’s and progress towards the subsequent separation into two advantaged pure play companies.”
The Company also announced the upcoming transition of the Board Chair role from Bob Gamgort to Pamela Patsley, at the end of the first quarter of 2026. Gamgort will step off the Board on the same date. Patsley currently serves as KDP’s Lead Independent Director and has been a member of the KDP Board of Directors since 2018. She previously served on the Board of predecessor Dr Pepper Snapple Group.
Bob Gamgort, Chairman of the Board, commented, "With KDP delivering strong performance in 2025 and establishing a compelling outlook for a transformational 2026, the time is right for me to step back from the Board. The strategic vision for KDP’s future is clear, and planning for the integration of JDE Peet’s and subsequent separation into two new companies is well underway under the leadership of Tim and our capable team. Ten years after my initial investment in the Keurig Green Mountain take-private transaction, I am committed to participating in KDP’s next leg of value creation as a long-term investor."
1 Adjusted financial metrics presented in this release are non-GAAP, excluding items affecting comparability. Adjusted growth rates are non-GAAP, excluding items affecting comparability and presented on a constant currency basis. See reconciliations of GAAP results to Adjusted results on a constant currency basis in the accompanying tables.

Added Cofer, "On behalf of the entire Keurig Dr Pepper team and Board of Directors, I want to thank Bob for his service to the Company since its inception – first as CEO, then as Executive Chairman, and, over the past year, as Non-Executive Chair. His vision and leadership established KDP as a formidable challenger in the beverage industry with a bright future. Pam is uniquely suited to serve as Board Chair during this key period of transformation. We look forward to a seamless Board transition over the coming weeks and to partnering together to steward KDP in this next chapter."
2025 Full Year Consolidated Results
Net sales for the full year increased 8.2% to $16.6 billion. On a constant currency basis, net sales advanced 8.6%, driven by volume/mix growth of 4.8% and favorable net price realization of 3.8%. The acquisition of GHOST contributed 3.8 percentage points to volume/mix growth.
GAAP operating income increased 38.0% to $3.6 billion, including a favorable year-over-year impact of items affecting comparability. Adjusted operating income increased 4.9% to $4.2 billion and totaled 25.0% of net sales. Adjusted operating income growth was driven by net sales growth and productivity savings, partially offset by the impact of inflationary pressures and higher SG&A costs.
GAAP net income increased 44.3% to $2.1 billion, or $1.53 per diluted share, including a favorable year-over-year impact of items affecting comparability. Adjusted net income increased 6.6% to $2.8 billion and Adjusted diluted EPS increased 7.3% to $2.05.
Operating cash flow for the full year was $1,991 million and free cash flow totaled $1,519 million. Operating and free cash flow included a $225 million headwind from one-time distribution termination payments related to the GHOST acquisition.
2025 Full Year Segment Results
U.S. Refreshment Beverages
Net sales for the full year increased 11.9% to $10.4 billion, driven by volume/mix growth of 9.0% and favorable net price realization of 2.9%. Segment growth reflected market share gains in carbonated soft drinks, energy, and sports hydration. The acquisition of GHOST contributed 6.2 percentage points to volume/mix growth.
GAAP operating income increased 56.5% to $2.9 billion, including a favorable year-over-year impact of items affecting comparability. Adjusted operating income increased 8.8% to $3.1 billion and totaled 29.8% of net sales. Adjusted operating income growth was driven by net sales growth and productivity savings, partially offset by the impact of inflationary pressures and higher SG&A costs.
U.S. Coffee
Net sales for the full year increased 0.6% to $4.0 billion, driven by favorable net price realization of 4.8% partially offset by a volume/mix decline of 4.2%. Segment revenue growth was driven by an increase in sales for K-Cup pods, partially offset by a decline in brewer sales.
GAAP operating income decreased 10.8% to $962 million, including an unfavorable year-over-year impact of items affecting comparability. Adjusted operating income decreased 4.4% to $1,233 million and totaled 30.9% of net sales. The Adjusted operating income decline primarily reflected the impact of inflationary pressures and volume/mix declines, partially offset by net price realization and cost efficiency measures.
International
Net sales for the full year increased 5.9% to $2.2 billion. On a constant currency basis, net sales increased 9.3%, driven by favorable net price realization of 6.2% and volume/mix growth of 3.1%. Performance was led by healthy growth in key categories such as mineral water in Mexico and single serve coffee in Canada.
GAAP operating income increased 0.2% to $546 million, including an unfavorable year-over-year impact of items affecting comparability. Adjusted operating income increased 3.3% to $556 million and totaled 25.6% of net sales. Adjusted operating income growth primarily reflected net sales growth and productivity savings, partially offset by the impact of inflationary pressures.

Fourth Quarter Consolidated Results
Net sales for the fourth quarter increased 10.5% to $4.5 billion. On a constant currency basis, net sales advanced 9.9%, driven by favorable net price realization of 6.0% and volume/mix growth of 3.9%. The acquisition of GHOST contributed 3.6 percentage points to volume/mix growth.
GAAP operating income increased from $63 million to $881 million, including a favorable year-over-year impact of items affecting comparability. Adjusted operating income increased 4.8% to $1,190 million and totaled 26.5% of net sales. Adjusted operating income growth was driven by net sales growth and productivity savings, partially offset by the impact of inflationary pressures and higher SG&A costs.
GAAP net income increased from a loss of $144 million to income of $353 million, or $0.26 per diluted share, including a favorable year-over-year impact of items affecting comparability. Adjusted net income increased 2.3% to $813 million and Adjusted diluted EPS increased 1.7% to $0.60, driven by the Adjusted operating income growth, partially offset by a slightly higher tax rate and higher interest expense.
Operating cash flow for the fourth quarter was $712 million and free cash flow totaled $564 million.
Fourth Quarter Segment Results
U.S. Refreshment Beverages
Net sales for the fourth quarter increased 11.5% to $2.7 billion, driven by volume/mix growth of 7.0% and favorable net price realization of 4.5%. The acquisition of GHOST contributed 6.1 percentage points to volume/mix growth.
GAAP operating income increased from a loss of $176 million to income of $737 million, including a favorable year-over-year impact of items affecting comparability. Adjusted operating income increased 8.7% to $841 million and totaled 30.9% of net sales. Adjusted operating income growth was driven by net sales growth and productivity savings, partially offset by the impact of inflationary pressures and higher SG&A costs.
U.S. Coffee
Net sales for the fourth quarter increased 3.9% to $1.2 billion. Favorable net price realization of 8.0% was partially offset by a volume/mix decline of 4.1%.
GAAP operating income decreased 16.9% to $290 million, including an unfavorable year-over-year impact of items affecting comparability. Adjusted operating income decreased 8.8% to $364 million and totaled 31.0% of net sales. The Adjusted operating income decline primarily reflected the impact of inflationary pressures and volume/mix declines, partially offset by net price realization and productivity savings.
International
Net sales for the fourth quarter increased 21.0% to $604 million. On a constant currency basis, net sales increased 16.0%, driven by favorable net price realization of 9.2% and volume/mix growth of 6.8%.
GAAP operating income increased 27.0% to $160 million, including a favorable year-over-year impact of items affecting comparability. Adjusted operating income increased 20.0% to $163 million and totaled 27.0% of net sales. Adjusted operating income growth was driven by net sales growth and productivity savings, partially offset by the impact of inflationary pressures.
2026 Guidance
The 2026 guidance provided below is presented on a constant currency, non-GAAP basis. The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP measures, due to the inability to predict the amount and timing of impacts outside of the Company's control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others, which could be material. Reconciling such items would require unreasonable efforts.

For 2026, KDP expects net sales of $25.9-$26.4 billion and constant currency Adjusted diluted EPS growth in a low-double-digit range. This guidance is predicated on 4-6% constant currency net sales growth and 4-6% constant currency Adjusted diluted EPS growth for KDP’s standalone business, as well as an incremental contribution from JDE Peet’s assuming an early April transaction close. At current rates, foreign currency translation is forecasted to approximate a one percentage point tailwind to 2026 full year net sales and EPS growth.

Investor Contact:
Investor Relations
T: 888-340-5287 / IR@kdrp.com
Media Contact:
Katie Gilroy
T: 781-418-3345 / katie.gilroy@kdrp.com
ABOUT KEURIG DR PEPPER
Keurig Dr Pepper (Nasdaq: KDP) is a leading beverage company in North America, with a portfolio of more than 125 owned, licensed and partner brands and powerful distribution capabilities to provide a beverage for every need, anytime, anywhere. With annual revenue of more than $16 billion, we hold leadership positions in beverage categories including carbonated soft drinks, coffee, tea, water, juice and mixers, and have the #1 single serve coffee brewing system in the U.S. and Canada. Our innovative partnership model builds emerging growth platforms in categories such as premium coffee, energy, sports hydration and ready-to-drink coffee. Our brands include Keurig®, Dr Pepper®, Canada Dry®, Mott's®, A&W®, Peñafiel®, GHOST®, 7UP®, Snapple®, Green Mountain Coffee Roasters®, Clamato®, The Original Donut Shop® and Core Hydration®. Driven by a purpose to Drink Well. Do Good., our 30,000 employees aim to enhance the experience of every beverage occasion and to make a positive impact for people, communities and the planet. For more information, visit www.keurigdrpepper.com and follow us @KeurigDrPepper on LinkedIn and Instagram.
FORWARD LOOKING STATEMENTS
Certain statements contained herein are "forward-looking statements" within the meaning of applicable securities laws and regulations. These forward-looking statements include those preceded by, followed by or that include the words such as "outlook," "guidance," "anticipate," "enable," "expect," "believe," "could," "confident," "estimate," "feel," "continue," "ongoing," "forecast," "intend," "may," "on track," "plan," "positioned," "potential," "project," "should," "target," "will," "would" and similar words, phrases, or expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially.

Forward-looking statements are subject to a number of risks and uncertainties, including the factors disclosed in our Annual Report on Form 10-K and subsequent filings with the SEC. Our actual financial performance could differ materially from the projections in the forward-looking statements due to a variety of factors, including, but not limited to, (i) the inherent uncertainty of estimates, forecasts and projections, (ii) global economic uncertainty or economic downturns, (iii) tariffs or the imposition of new tariffs, trade wars, barriers or restrictions, or threats of such actions and related uncertainty, (iv) the risk that our financial performance may be better or worse than anticipated, (v) the possibility that we are unable to successfully integrate GHOST Lifestyle LLC ("GHOST") into our business, (vi) risks relating to the completion of the acquisition of JDE Peet's and the subsequent separation of our beverage and coffee portfolios in the anticipated timeframe or at all, (vii) risks relating to the receipt of regulatory approvals without unexpected delays or conditions and possibility of regulatory action, (viii) our incurrence of significant debt or our entry into other funding alternatives, in each case, to fund the acquisition of JDE Peet’s, which may result in dilution to our stockholders or introduce complexity to our capital structure, (ix) additional risks associated with the acquisition of JDE Peet's and those geographies where JDE Peet's currently operates, (x) our ability to successfully integrate JDE Peet's into our business, or that such integration may be more difficult, time-consuming or costly than expected, (xi) constraints on management’s attention to operating and growing our business during the execution of the acquisition of JDE Peet's and the separation, (xii) the potential downgrade of our credit ratings as a result of debt incurred and/or assumed in connection with the acquisition of JDE Peet's and the separation, (xiii) the risk that the acquisition of JDE Peet's and the separation may incur significant additional costs, (xiv) the risk of potential litigation, (xv) negative effects of the announcement and pendency of the acquisition of JDE Peet's and the separation on our share price, and (xvi) the ability to achieve the anticipated strategic and financial benefits from the separation. We are under no obligation to update, modify or withdraw any forward-looking statements, except as required by applicable law.
RESTRICTIONS
This release does not constitute an offer, or any solicitation of any offer, to buy or subscribe for any securities in JDE Peet's N.V. Any offer will be made only by means of the offer memorandum approved by the Dutch Authority for the Financial Markets, which is available as of January 15, 2026. This press release is not for release, publication or distribution, in whole or in part, in or into, directly or indirectly, in any jurisdiction in which such release, publication or distribution would be unlawful.
NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to and should not be considered replacements for, or superior to, the GAAP measures. These measures may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define the non-GAAP financial measure in the same way. Non-GAAP financial measures typically exclude certain charges, including one-time costs that are not expected to occur routinely in future periods, described by the Company as "items affecting comparability". Refer to page A-6 for the Company's description of items affecting comparability for each period presented. The Company uses non-GAAP financial measures to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Additionally, we use non-GAAP financial measures in making operational and financial decisions and in our budgeting and planning process. We believe that providing non-GAAP financial measures to investors helps investors evaluate our operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.
Adjusted gross profit. Adjusted gross profit is defined as Net sales less Cost of sales, as adjusted for items affecting comparability as described on page A-6. Management believes that Adjusted gross profit is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.

Adjusted operating income. Adjusted operating income is defined as Income from operations, as adjusted for items affecting comparability as described on page A-6. Management believes that Adjusted operating income is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted net income. Adjusted net income is defined as Net income, as adjusted for items affecting comparability as described on page A-6. Management believes that Adjusted net income is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted diluted EPS. Adjusted diluted EPS is defined as Diluted EPS, as adjusted for items affecting comparability as described on page A-6. Management believes that Adjusted diluted EPS is useful for investors in providing period-to-period comparisons of the results of our operations since it adjusts for certain items affecting overall comparability.
Adjusted gross margin. Adjusted gross margin is defined as Adjusted gross profit divided by Net sales. Management believes that Adjusted gross margin is useful for investors as supplemental measures to evaluate our operating performance and ability to manage ongoing costs.
Adjusted operating margin. Adjusted operating margin is defined as Adjusted Income from operations divided by Net sales. Management believes that Adjusted operating margin is useful for investors as supplemental measures to evaluate our operating performance and ability to manage ongoing costs.
Adjusted interest expense. Adjusted interest expense is defined as Interest expense, net, as adjusted for items affecting comparability as described on page A-6. Management believes that Adjusted interest expense is useful for investors in evaluating our performance and establishing expectations for the impacts of interest expenses.
Adjusted EBITDA. Adjusted EBITDA is defined as EBITDA, as adjusted for items affecting comparability as described on page A-6. EBITDA is defined as Net income as adjusted for interest expense, net; provision for income taxes; depreciation expense; amortization of intangibles; and other amortization. Management believes that Adjusted EBITDA is useful for investors in evaluating the Company's operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Management leverage ratio. Management leverage ratio is defined as KDP's total principal amounts of debt less cash and cash equivalents, divided by Adjusted EBITDA. Management believes that the Management leverage ratio is useful for investors in evaluating the Company’s liquidity and assessing the Company's ability to meet its financial obligations.
Free cash flow. Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. Management uses this measure to evaluate the company’s performance and make resource allocation decisions.
Financial measures presented on a constant currency basis. Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates. Because our reporting currency is the U.S. Dollar, the value of financial measures presented in U.S. Dollar will be affected by changes in currency exchange rates. Therefore, we present certain financial measures on a constant currency basis for greater comparability.

KEURIG DR PEPPER INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Fourth Quarter		Year Ended December 31,
(in millions, except per share data)	2025	2024	2025	2024
Net sales	$4,499	$4,070	$16,603	$15,351
Cost of sales	2,080	1,793	7,604	6,822
Gross profit	2,419	2,277	8,999	8,529
Selling, general, and administrative expenses	1,459	1,297	5,351	5,013
Impairment of goodwill	—	306	—	306
Impairment of intangible assets	78	412	78	412
Other operating expense (income), net	1	199	(5)	207
Income from operations	881	63	3,575	2,591
Interest expense, net	238	247	754	735
Other expense (income), net	186	(30)	134	(58)
Income (loss) before provision for income taxes	457	(154)	2,687	1,914
Provision (benefit) for income taxes	104	(10)	608	473
Net income (loss)	$353	$(144)	$2,079	$1,441

Earnings (loss) per common share:
Basic	$0.26	$(0.11)	$1.53	$1.06
Diluted	0.26	(0.11)	1.53	1.05
Weighted average common shares outstanding:
Basic	1,358.6	1,356.5	1,358.1	1,362.2
Diluted	1,363.0	1,362.0	1,362.8	1,368.3

KEURIG DR PEPPER INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	December 31,
(in millions, except share and per share data)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$1,026	$510
Restricted cash and restricted cash equivalents	18	80
Trade accounts receivable, net	1,671	1,502
Inventories	1,733	1,299
Prepaid expenses and other current assets	818	606
Total current assets	5,266	3,997
Property, plant, and equipment, net	3,230	2,964
Investments in unconsolidated affiliates	1,660	1,543
Goodwill	20,247	20,053
Intangible assets, net	23,725	23,634
Deferred tax assets	36	39
Other non-current assets	1,295	1,200
Total assets	$55,459	$53,430
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,996	$2,985
Accrued expenses	1,379	1,584
Structured payables	25	41
Short-term borrowings and current portion of long-term obligations	3,105	2,642
Other current liabilities	785	835
Total current liabilities	8,290	8,087
Long-term obligations	13,036	12,912
Deferred tax liabilities	5,526	5,435
Other non-current liabilities	3,091	2,753
Total liabilities	29,943	29,187
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued as of December 31, 2025 and 2024	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 1,358,663,795 and 1,356,664,609 shares issued and outstanding as of December 31, 2025 and 2024, respectively	14	14
Additional paid-in capital	19,778	19,712
Retained earnings	5,622	4,793
Accumulated other comprehensive income (loss)	102	(276)
Total stockholders' equity	25,516	24,243
Total liabilities and stockholders' equity	$55,459	$53,430

KEURIG DR PEPPER INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,
(in millions)	2025	2024
Operating activities:
Net income	$2,079	$1,441
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	455	422
Amortization of intangibles	138	133
Other amortization expense	160	178
Provision for sales returns	60	70
Deferred income taxes	45	(254)
Employee stock-based compensation expense	97	98
(Gain) loss on disposal of property, plant, and equipment	(2)	16
Unrealized (gain) loss on foreign currency	(6)	33
Unrealized (gain) loss on derivatives	(1)	91
Earnings of equity method investments	(81)	(42)
Earned equity from distribution arrangements	(54)	(94)
Impairment of goodwill	—	306
Impairment of intangible assets	78	412
Other, net	26	—
Changes in assets and liabilities, excluding the effects of business acquisitions:
Trade accounts receivable	(202)	(209)
Inventories	(405)	(92)
Income taxes receivable and payable, net	(141)	133
Other current and non-current assets	(216)	(227)
Accounts payable and accrued expenses	(212)	(196)
Other current and non-current liabilities	173	—
Net change in operating assets and liabilities	(1,003)	(591)
Net cash provided by operating activities	1,991	2,219
Investing activities:
Acquisitions of businesses, net of cash acquired	(149)	(1,000)
Purchases of property, plant, and equipment	(486)	(563)
Proceeds from sales of property, plant, and equipment	14	4
Purchases of intangibles	(17)	(59)
Investments in equity method investments	(1)	(7)
Other, net	66	11
Net cash used in investing activities	$(573)	$(1,614)

KEURIG DR PEPPER INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,
(in millions)	2025	2024
Financing activities:
Proceeds from issuance of Notes	$2,000	$3,000
Repayments of Notes	(1,029)	(1,150)
Net issuance (repayment) of commercial paper	594	(480)
Proceeds from term loan	—	990
Repayment of term loan	(990)	—
Proceeds from structured payables	31	49
Repayments of structured payables	(47)	(129)
Cash dividends paid	(1,250)	(1,194)
Repurchases of common stock, inclusive of excise tax obligation	(9)	(1,110)
Tax withholdings related to net share settlements	(31)	(61)
Payments on finance leases	(129)	(115)
Deferred financing charges paid	(134)	(16)
Other, net	(5)	(7)
Net cash used in financing activities	(999)	(223)
Cash, cash equivalents, restricted cash, and restricted cash equivalents:
Net change from operating, investing, and financing activities	419	382
Effect of exchange rate changes	17	(41)
Beginning balance	608	267
Ending balance	$1,044	$608

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT INFORMATION
(UNAUDITED)

	Fourth Quarter		Year Ended December 31,
(in millions)	2025	2024	2025	2024
Net Sales
U.S. Refreshment Beverages	$2,721	$2,441	$10,439	$9,331
U.S. Coffee	1,174	1,130	3,990	3,967
International	604	499	2,174	2,053
Total net sales	$4,499	$4,070	$16,603	$15,351

Income from Operations
U.S. Refreshment Beverages	$737	$(176)	$2,939	$1,878
U.S. Coffee	290	349	962	1,079
International	160	126	546	545
Unallocated corporate costs	(306)	(236)	(872)	(911)
Total income from operations	$881	$63	$3,575	$2,591

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)
The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the Company's results, trends and ongoing performance on a comparable basis.
Specifically, investors should consider the following with respect to our financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP that do not have an offsetting risk reflected within the financial results, as well as the unrealized mark-to-market impact of our Vita Coco investment prior to its sale in the first quarter of 2025; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; (vi) transaction costs for significant business combinations (completed or abandoned), excluding costs related to the JDE Peet’s acquisition; (vii) non-cash changes in deferred tax liabilities related to goodwill and intangible assets as a result of tax rate or apportionment changes; and (viii) other certain items that are excluded for comparison purposes to prior year periods.
For the fourth quarter and full year ended December 31, 2025, the other certain items excluded for comparison purposes include (i) productivity expenses; (ii) restructuring adjustments associated with the 2023 CEO Succession and Associated Realignment; (iii) costs related to significant non-routine legal matters, including the antitrust litigation; (iv) restructuring expenses associated with the Network Optimization program; (v) the impact of the step-up of acquired inventory associated with the GHOST and Dyla acquisitions; (vi) integration expenses associated with the GHOST and Dyla acquisitions; (vii) the change in our mandatory redemption liability for GHOST; (viii) acquisition, integration, and financing costs associated with the anticipated acquisition of JDE Peet's and subsequent spin of Global Coffee Co.; and (iv) impairment recognized on certain intangible assets.
The acquisition, integration, and financing costs associated with the anticipated acquisition of JDE Peet's and subsequent spin of Global Coffee Co. includes costs to obtain proceeds to close the JDE Peet's acquisition and costs to manage the FX risk associated with the purchase price. In connection with the anticipated acquisition of JDE Peet's, we entered into financing arrangements and incurred deferred financing costs associated with these agreements. Further, we executed certain FX forward contracts in 2025 to protect against negative foreign exchange movement against the Euro-denominated purchase price prior to the close of the acquisition of JDE Peet's.
For the fourth quarter and full year ended December 31, 2024, the other certain items excluded for comparison purposes include (i) productivity expenses; (ii) restructuring expenses associated with the 2023 CEO Succession and Associated Realignment; (iii) costs related to significant non-routine legal matters, including the antitrust litigation; (iv) restructuring expenses associated with the Network Optimization program; (v) the impact of the step-up of acquired inventory associated with the Kalil acquisition; (vi) impairment recognized on certain intangible assets and goodwill; (vii) integration expenses associated with the GHOST acquisition; and (viii) the termination payments for distribution rights related to GHOST.
Constant currency adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates.
For the years ended December 31, 2025 and 2024, the supplemental financial data set forth below includes reconciliations of adjusted and constant currency adjusted financial measures to the applicable financial measure presented in the unaudited condensed consolidated financial statements for the same period.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except %)	Gross profit	Gross margin	Income from operations	Operating margin
Fourth Quarter of 2025
Reported	$2,419	53.8%	$881	19.6%
Items Affecting Comparability:
Productivity	41		55
Mark-to-market	6		18
Amortization of intangibles	—		37
Stock compensation	—		3
Non-routine legal matters	—		4
Restructuring - 2023 CEO Succession and Associated Realignment	—		1
Restructuring - Network Optimization	2		24
Impairment of intangible assets	—		78
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	—		84
Integration of acquisitions, excluding JDE Peet's	—		5
Adjusted	$2,468	54.9%	$1,190	26.5%
Impact of foreign currency		(0.1)%		(0.1)%
Constant currency adjusted		54.8%		26.4%

Fourth Quarter of 2024
Reported	$2,277	55.9%	$63	1.5%
Items Affecting Comparability:
Productivity	20		36
Mark-to-market	(5)		(10)
Amortization of intangibles	—		33
Stock compensation	—		3
Non-routine legal matters	—		5
Restructuring - 2023 CEO Succession and Associated Realignment	—		24
Restructuring - Network Optimization	—		6
Impairment of goodwill and intangible assets	—		718
Termination fees for distribution rights related to GHOST	—		225
Integration of acquisitions, excluding JDE Peet's	—		1
Transaction costs, excluding JDE Peet's	—		25
Adjusted	$2,292	56.3%	$1,129	27.7%

Refer to pages A-10 and A-11 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Income (loss) before provision for income taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss)	Diluted earnings per share
Fourth Quarter of 2025
Reported	$238	$457	$104	22.8%	$353	$0.26
Items Affecting Comparability:
Productivity	—	55	12		43	0.03
Mark-to-market	(44)	62	7		55	0.04
Amortization of intangibles	—	37	7		30	0.02
Stock compensation	—	3	—		3	—
Amortization of fair value debt adjustment	(4)	4	1		3	—
Non-routine legal matters	—	4	1		3	—
Restructuring - 2023 CEO Succession and Associated Realignment	—	1	—		1	—
Restructuring - Network Optimization	—	24	5		19	0.01
Impairment of intangible assets	—	78	19		59	0.04
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	(18)	153	23		130	0.10
Change in mandatory redemption liability for GHOST	—	154	37		117	0.09
Integration of acquisitions, excluding JDE Peet's	—	5	5		—	—
Inventory step-up	—	—	1		(1)	—
Change in deferred tax liabilities related to goodwill and intangible assets	—	—	2		(2)	—
Adjusted	$172	$1,037	$224	21.6%	$813	$0.60
Impact of foreign currency				(0.1)%
Constant currency adjusted				21.5%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Income (loss) before provision for income taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss)	Diluted earnings per share
Fourth Quarter of 2024
Reported	$247	$(154)	$(10)	6.5%	$(144)	$(0.11)
Items Affecting Comparability:
Productivity	—	36	10		26	0.02
Mark-to-market	(88)	65	13		52	0.04
Amortization of intangibles	—	33	9		24	0.02
Stock compensation	—	3	1		2	—
Amortization of fair value of debt adjustment	(4)	4	2		2	—
Non-routine legal matters	—	5	2		3	—
Restructuring - 2023 CEO Succession and Associated Realignment	—	24	5		19	0.01
Restructuring - Network Optimization	—	6	2		4	—
Impairment of goodwill and intangible assets	—	718	111		607	0.45
Impairment of investment	—	2	(10)		12	0.01
Termination fees for distribution rights related to GHOST	—	225	58		167	0.12
Integration of acquisitions, excluding JDE Peet's	—	1	—		1	—
Transaction costs, excluding JDE Peet's	—	25	7		18	0.01
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	3		(3)	—
Adjusted	$155	$993	$203	20.4%	$790	$0.58

Change - adjusted	11.0%				2.9%	3.4%
Impact of foreign currency	0.6%				(0.6)%	(1.7)%
Change - constant currency adjusted	11.6%				2.3%	1.7%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
INCOME FROM OPERATIONS - CONSOLIDATED AND SEGMENTS
(UNAUDITED)

(in millions, except %)	U.S. Refreshment Beverages	U.S. Coffee	International	Unallocated corporate costs	Total
Fourth Quarter of 2025
Reported - Income from Operations	$737	$290	$160	$(306)	$881
Items Affecting Comparability:
Productivity	—	41	—	14	55
Mark-to-market	—	—	—	18	18
Amortization of intangibles	11	23	3	—	37
Stock compensation	—	—	—	3	3
Non-routine legal matters	—	—	—	4	4
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	1	1
Restructuring - Network Optimization	13	10	—	1	24
Impairment of intangible assets	78	—	—	—	78
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	—	—	—	84	84
Integration of acquisitions, excluding JDE Peet's	2	—	—	3	5
Adjusted - Income from Operations	$841	$364	$163	$(178)	$1,190

Fourth Quarter of 2024
Reported - Income from Operations	$(176)	$349	$126	$(236)	$63
Items Affecting Comparability:
Productivity	—	21	—	15	36
Mark-to-market	—	—	—	(10)	(10)
Amortization of intangibles	4	25	4	—	33
Stock compensation	—	—	—	3	3
Non-routine legal matters	—	—	—	5	5
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	24	24
Restructuring - Network Optimization	1	4	—	1	6
Impairment of goodwill and intangible assets	718	—	—	—	718
Termination fees for distribution rights related to GHOST	225	—	—	—	225
Integration of acquisitions, excluding JDE Peet's	—	—	—	1	1
Transaction costs, excluding JDE Peet's	2	—	—	23	25
Adjusted - Income from Operations	$774	$399	$130	$(174)	$1,129

Change - adjusted	8.7%	(8.8)%	25.4%	2.3%	5.4%
Impact of foreign currency	—%	—%	(5.4)%	—%	(0.6)%
Change - constant currency adjusted	8.7%	(8.8)%	20.0%	2.3%	4.8%

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CHANGE IN NET SALES AND OPERATING MARGIN - CONSOLIDATED AND SEGMENTS
(UNAUDITED)

	Reported	Impact of Foreign Currency	Constant Currency
Fourth Quarter of 2025
Change in net sales
U.S. Refreshment Beverages	11.5%	—%	11.5%
U.S. Coffee	3.9	—	3.9
International	21.0	(5.0)	16.0
Total change in net sales	10.5	(0.6)	9.9

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
Fourth Quarter of 2025
Operating margin
U.S. Refreshment Beverages	27.1%	3.8%	30.9%	—%	30.9%
U.S. Coffee	24.7	6.3	31.0	—	31.0
International	26.5	0.5	27.0	(0.1)	26.9
Total operating margin	19.6	6.9	26.5	(0.1)	26.4

	Reported	Items Affecting Comparability	Adjusted
Fourth Quarter of 2024
Operating margin
U.S. Refreshment Beverages	(7.2)%	38.9%	31.7%
U.S. Coffee	30.9	4.4	35.3
International	25.3	0.8	26.1
Total operating margin	1.5	26.2	27.7

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except %)	Gross profit	Gross margin	Income from operations	Operating margin
For the Year Ended December 31, 2025
Reported	$8,999	54.2%	$3,575	21.5%
Items Affecting Comparability:
Productivity	136		181
Mark-to-market	(64)		(71)
Amortization of intangibles	—		138
Stock compensation	—		13
Non-routine legal matters	—		21
Restructuring - 2023 CEO Succession and Associated Realignment	—		1
Restructuring - Network Optimization	4		62
Impairment of intangible assets	—		78
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	—		97
Integration of acquisitions, excluding JDE Peet's	1		40
Inventory step-up	17		17
Transaction costs, excluding JDE Peet's	—		4
Adjusted	$9,093	54.8%	$4,156	25.0%
Impact of foreign currency		—%		—%
Constant currency adjusted		54.8%		25.0%

For the Year Ended December 31, 2024
Reported	$8,529	55.6%	$2,591	16.9%
Items Affecting Comparability:
Productivity	73		147
Amortization of intangibles	—		133
Stock compensation	—		14
Non-routine legal matters	—		10
Restructuring - 2023 CEO Succession and Associated Realignment	—		40
Restructuring - Network Optimization	15		51
Impairment of goodwill and intangible assets	—		718
Change in mandatory redemption liability for GHOST	—		225
Integration of acquisitions, excluding JDE Peet's	—		1
Inventory step-up	4		4
Transaction costs, excluding JDE Peet's	—		40
Adjusted	$8,621	56.2%	$3,974	25.9%
Refer to pages A-15 and A-16 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Diluted earnings per share
For the Year Ended December 31, 2025
Reported	$754	$2,687	$608	22.6%	$2,079	$1.53
Items Affecting Comparability:
Productivity	—	181	44		137	0.10
Mark-to-market	(30)	(9)	(2)		(7)	—
Amortization of intangibles	—	138	33		105	0.08
Stock compensation	—	13	3		10	0.01
Amortization of fair value debt adjustment	(15)	15	4		11	0.01
Amortization of deferred financing costs	(1)	1	—		1	—
Non-routine legal matters	—	21	5		16	0.01
Restructuring - 2023 CEO Succession and Associated Realignment	—	1	—		1	—
Restructuring - Network Optimization	—	62	15		47	0.03
Impairment of intangible assets	—	78	19		59	0.04
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	(23)	143	21		122	0.09
Change in mandatory redemption liability for GHOST	—	214	52		162	0.12
Integration of acquisitions, excluding JDE Peet's	—	40	9		31	0.02
Inventory step-up	—	17	2		15	0.01
Transaction costs, excluding JDE Peet's	—	4	1		3	—
Adjusted	$685	$3,606	$814	22.6%	$2,792	$2.05
Impact of foreign currency				(0.2)%
Constant currency adjusted				22.4%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Diluted earnings per share
For the Year Ended December 31, 2024
Reported	$735	$1,914	$473	24.7%	$1,441	$1.05
Items Affecting Comparability:
Productivity	—	147	37		110	0.08
Mark-to-market	(101)	84	12		72	0.05
Amortization of intangibles	—	133	34		99	0.07
Stock compensation	—	14	3		11	0.01
Amortization of fair value of debt adjustment	(15)	15	4		11	0.01
Amortization of deferred financing costs	(1)	1	—		1	—
Non-routine legal matters	—	10	3		7	0.01
Restructuring - 2023 CEO Succession and Associated Realignment	—	40	9		31	0.02
Restructuring - Network Optimization	—	51	13		38	0.03
Impairment of goodwill and intangible assets	—	718	111		607	0.44
Impairment of investment	—	2	(10)		12	0.01
Termination fees for distribution rights related to GHOST	—	225	58		167	0.12
Integration of acquisitions, excluding JDE Peet's	—	1	—		1	—
Inventory step-up	—	4	1		3	—
Transaction costs, excluding JDE Peet's	—	40	10		30	0.02
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	9		(9)	(0.01)
Adjusted	$618	$3,399	$767	22.6%	$2,632	$1.92

Change - adjusted	10.8%				6.1%	6.8%
Impact of foreign currency	—%				0.5%	0.5%
Change - Constant currency adjusted	10.8%				6.6%	7.3%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
INCOME FROM OPERATIONS - CONSOLIDATED AND SEGMENTS
(UNAUDITED)

(in millions, except %)	U.S. Refreshment Beverages	U.S. Coffee	International	Unallocated corporate costs	Total
For the Year Ended December 31, 2025
Reported - Income from Operations	$2,939	$962	$546	$(872)	$3,575
Items Affecting Comparability:
Productivity	—	136	—	45	181
Mark-to-market	—	—	—	(71)	(71)
Amortization of intangibles	36	92	10	—	138
Stock compensation	—	—	—	13	13
Non-routine legal matters	—	1	—	20	21
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	1	1
Restructuring - Network Optimization	17	42	—	3	62
Impairment of intangible assets	78	—	—	—	78
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	—	—	—	97	97
Integration of acquisitions, excluding JDE Peet's	27	—	—	13	40
Inventory step-up	17	—	—	—	17
Transaction costs, excluding JDE Peet's	—	—	—	4	4
Adjusted - Income from Operations	$3,114	$1,233	$556	$(747)	$4,156

For the Year Ended December 31, 2024
Reported - Income from Operations	$1,878	$1,079	$545	$(911)	$2,591
Items Affecting Comparability:
Productivity	3	74	—	70	147
Mark-to-market	—	—	(7)	7	—
Amortization of intangibles	19	100	14	—	133
Stock compensation	—	—	—	14	14
Non-routine legal matters	—	—	—	10	10
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	40	40
Restructuring - Network Optimization	12	37	—	2	51
Impairment of goodwill and intangible assets	718	—	—	—	718
Termination fees for distribution rights related to GHOST	225	—	—	—	225
Integration of acquisitions, excluding JDE Peet's	—	—	—	1	1
Inventory step-up	4	—	—	—	4
Transaction costs, excluding JDE Peet's	2	—	—	38	40
Adjusted - Income from Operations	$2,861	$1,290	$552	$(729)	$3,974

Change - adjusted	8.8%	(4.4)%	0.7%	2.5%	4.6%
Impact of foreign currency	—%	—%	2.6%	0.2%	0.3%
Change - constant currency adjusted	8.8%	(4.4)%	3.3%	2.7%	4.9%

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CHANGE IN NET SALES AND OPERATING MARGIN - CONSOLIDATED AND SEGMENTS
(UNAUDITED)

	Reported	Impact of Foreign Currency	Constant Currency
For the Year Ended December 31, 2025
Change in net sales
U.S. Refreshment Beverages	11.9%	—%	11.9%
U.S. Coffee	0.6	—	0.6
International	5.9	3.4	9.3
Total change in net sales	8.2	0.4	8.6

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the Year Ended December 31, 2025
Operating margin
U.S. Refreshment Beverages	28.2%	1.6%	29.8%	—%	29.8%
U.S. Coffee	24.1	6.8	30.9	—	30.9
International	25.1	0.5	25.6	(0.2)	25.4
Total operating margin	21.5	3.5	25.0	—	25.0

	Reported	Items Affecting Comparability	Adjusted
For the Year Ended December 31, 2024
Operating margin
U.S. Refreshment Beverages	20.1%	10.6%	30.7%
U.S. Coffee	27.2	5.3	32.5
International	26.5	0.4	26.9
Total operating margin	16.9	9.0	25.9

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
ADJUSTED EBITDA AND MANAGEMENT LEVERAGE RATIO
(UNAUDITED)

(in millions, except for ratio)	Last Twelve Months
Net income	$2,079
Interest expense, net	754
Provision for income taxes	608
Depreciation expense	455
Other amortization	160
Amortization of intangibles	138
EBITDA	4,194
Items affecting comparability:
Productivity	152
Mark-to-market	(39)
Stock compensation	13
Non-routine legal matters	21
Restructuring - 2023 CEO Succession and Associated Realignment	1
Restructuring - Network Optimization	53
Impairment of intangible assets	78
Acquisition, integration, and financing costs - Acquisition of JDE Peet's and Spin of Global Coffee Co.	120
Change in mandatory redemption liability for GHOST	214
Integration of acquisitions, excluding JDE Peet's	40
Inventory step-up	17
Transaction costs, excluding JDE Peet’s	4
Adjusted EBITDA	$4,868

December 31,
2025
Principal amounts of:
Commercial paper notes	$2,210
Senior unsecured notes	14,064
Total principal amounts	16,274
Less: Cash and cash equivalents	1,026
Total principal amounts less cash and cash equivalents	$15,248

December 31, 2025 Management Leverage Ratio	3.1

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
FREE CASH FLOW
(UNAUDITED)

Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant, and equipment, proceeds from sales of property, plant, and equipment, and certain items excluded for comparison to prior year periods. For the years ended December 31, 2025 and 2024, there were no certain items excluded for comparison to prior year periods.

	Year Ended December 31,
(in millions)	2025	2024
Net cash provided by operating activities	$1,991	$2,219
Purchases of property, plant, and equipment	(486)	(563)
Proceeds from sales of property, plant, and equipment	14	4
Free Cash Flow	$1,519	$1,660